Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-212635 on Form S-8 of our report dated June 15, 2018, which appears in this annual report on Form 11-K of the MDU Resources Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
June 15, 2018